EXHIBIT 21.1
INGRAM MICRO INC.,
a Delaware Corporation,
Global Subsidiaries as of March 1, 2005

Name of Subsidiary		Jurisdiction
1.	CD Access Inc.	Iowa
2.	IMI Washington Inc.	Delaware
3.	Ingram Funding Inc.	Delaware
4.	Ingram Micro Asia Holdings Inc.(1)	California
5.	Ingram Micro CLBT Inc.	Delaware
6.	Ingram Micro Delaware Inc.	Delaware
7.	Ingram Micro CLBT(2)	Pennsylvania
8.	Ingram Micro L.P.(3)	Tennessee
9.	Ingram Micro Texas L.P.(4)	Texas
10.	Ingram Micro Inc.	Ontario, Canada
11.	Ingram Micro Holdco Inc.	Ontario, Canada
12.	Ingram Micro LP(5)	Ontario, Canada
13.	Ingram Micro Logistics LP(5)	Ontario, Canada
14.	Ingram Micro Japan Inc.	Delaware
15.	Ingram Micro Management Company	California
16.	Ingram Micro Singapore Inc.	California
17.	Ingram Micro Taiwan Inc.	Delaware
18.	Ingram Micro Texas LLC(6)	Delaware
19.	Ingram Micro Europe Holding LLC	Delaware
20.	Ingram Micro Europe Treasury LLC	Delaware
21.	Intelligent Express, Inc.(7)	Pennsylvania
22.	Intelligent SP LLC	Colorado
23.	RND, Inc.(7)	Colorado
24.	Computek Enterprises(U.S.A.) Inc.(7)	Florida
25.	Ingram Export Company Ltd.	Barbados
26.	Ingram Micro de Costa Rica, S. de R.L.(8)	Costa Rica
27.	Ingram Micro Compañia de Servicios, S.A. de C.V.(9)	Mexico
28.	Ingram Micro Latin America & Caribbean Inc.	Delaware
29.	Ingram Micro Latin America	Cayman Islands
30.	Ingram Micro Argentina, S.A.	Argentina
31.	Ingram Micro Chile, S.A.(10)	Chile
32.	Ingram Micro do Brazil Holdings Ltda.(11)	Brazil
33.	Ingram Micro Brazil Ltda(12)	Brazil
34.	Ingram Micro Tecnologia E Informatica Ltda(13)	Brazil
35.	Ingram Micro Peru, S.A.(14)	Peru
36.	Ingram Micro Caribbean	Cayman Islands
37.	Ingram Micro Logistics Inc.(15)	Cayman Islands
38.	CIM Ventures Inc.(16)	Cayman Islands

Name of Subsidiary		Jurisdiction
39.	Ingram Micro Mexico, S.A. de C.V.(9)	Mexico
40.	Export Services Inc.	California
41.	Ingram Micro Panama, S. de R.L.(8)	Panama
42.	Ingram Micro SB Holdings Inc.	Cayman Islands
43.	Ingram Micro SB Inc.	California
44.	Ingram Micro Europe Treasury LLC	USA (Delaware)
45.	Ingram Micro Europe Holding LLC	USA (Delaware)
46.	Ingram Micro N.V./ S.A.(20))	Belgium
47.	Vapriva N.V.(21)	Belgium
48.	Handelsmaatschappij voor Computers N.V.(21)	Belgium
49.	Ingram Micro SAS(22)	France
50.	Ingram Micro S.p.A.(23)	Italy
51.	Ingram Micro B.V.(22)	The Netherlands
52.	Bright Communications B.V.(7)	The Netherlands
53.	Ingram Micro GmbH	Austria
54.	Ingram Micro Europe N.V./ S.A.(20)	Belgium
55.	Ingram Micro Coordination Center BVBA/ SPRL(20)	Belgium
56.	Ingram Micro ApS	Denmark
57.	Ingram Micro OY	Finland
58.	Ingram Micro Acquisition GmbH	Germany
59.	Ingram Micro Holding GmbH(18)	Germany
60.	Ingram Micro Europe GmbH	Germany
61.	Ingram Macrotron GmbH	Germany
62.	Macrotron Systems GmbH	Germany
63.	Macrotron Process Technologies GmbH(7)	Germany
64.	Macrotron (UK) Ltd (in liquidation)	United Kingdom
65.	Ingram Micro Games GmbH	Germany
66.	Ingram Micro Components (Europe) GmbH	Germany
67.	Ingram Micro Distribution GmbH	Germany
68.	Compu-Shack Electronic GmbH	Germany
69.	Ingram Micro Magyarorszag kft(19)	Hungary
70.	Ingram Micro A.S.(17)	Norway
71.	Ingram Micro(Portugal) Comercio Internacional &
	Serviços Sociedade Unipessoal LDA	Portugal
72.	Ingram Micro S.A.	Spain
73.	Ingram Micro AB	Sweden
74.	Ingram Micro Logistics AB(in liquidation)	Sweden
75.	Ingram Micro Europe AG(in liquidation)	Switzerland
76.	Ingram Micro AG	Switzerland
77.	Ingram Micro Holdings Ltd	United Kingdom
78.	Ingram Micro Finance Centre of Excellence Ltd	United Kingdom
79.	Ingram Micro(UK) Ltd	United Kingdom
80.	Ingram Micro Asia Ltd (99.998%)(25)	Singapore
81.	Ingram Micro Asia Pacific Pte. Ltd.(26)	Singapore

Name of Subsidiary		Jurisdiction
82.	Megawave Pte Ltd(7)	Singapore
83.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
84.	Ingram Micro Singapore (South Asia) Pte Ltd	Singapore
85.	Ingram Micro Semiconductors Asia Pte. Ltd.(27)	Singapore
86.	ERIM Sdn Bhd(7)	Malaysia
87.	Ingram Micro Malaysia Sdn Bhd	Malaysia
88.	Ingram Micro Holding (Thailand) Ltd (46%)(28)	Thailand
89.	Ingram Micro India Private Limited (87.6%)	India
90.	Ingram Micro NZ Ltd (29)	New Zealand
91.	Ingram Micro Hong Kong (Holding) Ltd (50%)(7)(30)	Hong Kong
92.	Chinam Electronics Limited (51%)(7) (31)	Hong Kong
93.	Ingram Micro (China) Ltd (51%)(31)	Hong Kong
94.	Ingram Micro International Trading (Shanghai) Co., Ltd	China
95.	Ingram Micro (Thailand) Ltd (99.999%)(32)	Thailand
96.	Ingram Micro (Hong Kong) Ltd (99%)(33)	Hong Kong
97.	Ingram Micro Australian Holdco I Pty Ltd(34)	Australia
98.	Ingram Micro Australian Holdco II Pty Ltd(35)	Australia
99.	Ingram Micro Australia Pty Ltd (99.577%)(36)	Australia
100.	Electronic Resources Australia (Qld) Pty Ltd(7)	Australia
101.	Electronic Resources Australia (Vic) Pty Ltd (76%)(7)(37)	Australia
102.	Ingram Micro Lanka (Private) Limited(38)	Sri Lanka
103.	Techpac Holdings Limited	Bermuda
104.	Tech Pacific Holdings Sarl	Luxembourg
105.	TP Holdings NV	Belgium
106.	Techpac Holdings (Australia) Pty Ltd.	Australia
107.	Tech Pacific Holdings Pty Limited	Australia
108.	Tech Pacific Australia Pty Ltd	Australia
109.	Tech Pacific Holdings (NZ) Limited	New Zealand
110.	Tech Pacific (NZ) Limited	New Zealand
111.	Imagineering (NZ) Limited	New Zealand
112.	TP Holdings Limited	Bermuda
113.	Tech Pacific (Thailand) Co., Ltd	Thailand
114.	Tech Pacific Asia Limited	British Virgin Islands
115.	Tech Pacific (H.K.) Limited	Hong Kong
116.	Tech Pacific Limited	Hong Kong
117.	First Tech Pacific Distributors Sdn Bhd	Malaysia
118.	Tech Pacific Inc.	Philippines
119.	Tech Pacific (Singapore) Ltd.	Singapore
120.	Tech Pacific Logistics Pte Ltd	Singapore
121.	Tech Pacific Holdings Pte Limited	Singapore
122.	Tech Pacific Mauritius Limited	Mauritius
123.	Techpac Mauritius Limited	Mauritius

Name of Subsidiary		Jurisdiction
124.	Surajami Investment & Trading Co. Ltd(39)	India
125.	Tech Pacific (India) Ltd	India
126.	Tech Pacific India (Exports) Pte Ltd	Singapore

Footnotes:

(1)	Parent of Ingram Micro Asia Ltd, under Asia-Pacific region.

(2)	Pennsylvania business trust, with Ingram Micro Delaware Inc. as trustee and Ingram Micro CLBT Inc. as beneficiary.

(3)	Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(4)	Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

(5)	Ingram Micro Holdco is general partner with 0.1% interest and Ingram Micro Inc., an Ontario, Canada corporation is limited partner with 99.9% interest.

(6)	Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.

(7)	Dormant.

(8)	99.998% owned by Ingram Micro Latin America and .002% owned by Ingram Micro Caribbean.

(9)	99.998% owned by Ingram Micro Inc. (Delaware) and .002% owned by Ingram Micro Caribbean.

(10)	99% owned by Ingram Micro Latin America Inc. and 1% owned by Ingram Micro Caribbean.

(11)	99.999% owned by Ingram Micro Latin America and .001% owned by Ingram Micro Caribbean.

(12)	99% owned by Ingram Micro do Brazil Holdings Ltda. and 1% owned by Ingram Micro Caribbean.

(13)	99.999% owned by Ingram Micro Brasil Ltda. and .001% owned by Ingram Micro Latin America.

(14)	99.99% owned by Ingram Micro Latin America & Caribbean Inc., .005% owned by Ingram Micro Caribbean and .005% owned by Ingram Micro Inc. (Delaware).

(15)	40,000,000 voting preferred shares owned by Ingram Micro Inc. (Delaware) and 10,000,000 non-voting common shares owned by Ingram Micro SB Inc.

(16)	346,800 non-voting shares owned by Ingram Micro Logistics Inc. and 55 Class A preferred voting shares owned by Ingram Micro SB Holdings Inc.

(17)	0.001% owned by Ingram Micro AB.

(18)	3% owned by Ingram Micro Delaware Inc.

(19)	65.6% owned by Ingram Micro Holding GmbH and 34.4% owned by Compu-Shack Electronic GmbH.

(20)	1 share owned by Ingram Micro Delaware Inc.

(21)	1 share owned by Ingram Micro Europe N.V.

(22)	1 share owned by Ingram Micro N.V.

(23)	97% owned by Ingram Micro Inc. and 3% by Ingram Micro Delaware, Inc.

(24)	99% owned by Ingram Micro SpA and 1% by Ingram Micro N.V.

(25)	Ingram Micro Asia Holdings Inc. owns 99.998% of the issued share capital and 0.002% held by minority shareholders.

(26)	Company name changed from Erijaya Pte Ltd effective 24 December 2004. 100% owned by Ingram Micro Asia Holdings Inc. on 30 December 2004.

(27)	Company name changed from Ingram Micro Components Asia Pte. Ltd. effective 14 February 2005.

(28)	46% of shares owned by Ingram Micro Asia Ltd and 54% of shares are held in trust by nominee shareholders on behalf of Ingram Micro Asia Ltd.

(29)	100% owned by Ingram Micro Asia Ltd effective 21 December 2004.

(30)	50% of shares owned by Ingram Micro Asia Ltd and 50% held by nominee shareholder in trust for Ingram Micro Asia Ltd.

(31)	51% of shares owned by Ingram Micro Hong Kong (Holding) Ltd and 49% owned by Ingram Micro Asia Ltd.

(32)	99.999% of shares owned by Ingram Micro Inc. and 0.001% held in trust by nominee shareholders on behalf of Ingram Micro Inc.

(33)	Company incorporated on 21 November 2003. 99% of shares owned by Ingram Micro Asia Holdings Inc. and 1% owned by Ingram Micro Delaware Inc.

(34)	Company incorporated on 13 January 2005. 100% owned by Ingram Micro (Hong Kong) Ltd.

(35)	Company incorporated on 13 January 2005. 100% owned by Ingram Micro Australian Holdco I Pty Ltd.

(36)	Ingram Micro Inc. owns 99.577% of the issued share capital and Ingram Micro Asia Ltd owns 0.423%.

(37)	76% of shares owned by Ingram Micro Australia Pty Limited and 24% owned by Ingram Micro Asia Ltd.

(38)	Company incorporated on 26 August 2004. 99% of shares owned by Ingram Micro Asia Holdings Inc. and 1% owned by Ingram Micro Delaware Inc.

(39)	61% owned by Techpac Mauritius Limited and 39% owned by Tech Pacific Mauritius Limited.